Westbury Bancorp, Inc. Reports Net Income for the Three and Nine Months Ended June 30, 2016

West Bend, WI, July 29, 2016 (GlobeNewswire)- Westbury Bancorp, Inc. (NASDAQ: WBB), the holding company (the “Company”) for Westbury Bank (the “Bank”), today announced net income of $906,000, or $0.25 per common share, and $2.8 million, or $0.76 per common share, for the three and nine months ended June 30, 2016, respectively, compared to net income of $110,000, or $0.03 per common share, and $1.0 million, or $0.25 per common share, for the three and nine months ended June 30, 2015, respectively.
Greg Remus, President and Chief Executive Officer, said, "Our loan growth has continued this quarter. Additionally, we are pleased that we were able to add two experienced lenders to our team during the quarter in the Madison market, which is new to Westbury. We believe these lenders will add high quality commercial business and real estate loans, in a new market, to our portfolio in the quarters ahead. We are also pleased that our improved earnings and our stock repurchase program have combined to continue to improve our ratio of price to tangible book value and return on equity. Our team is focused on ongoing improvement in our performance and the creation of shareholder value."
Kirk Emerich, Executive Vice President and Chief Financial Officer, added, "We are pleased to add to our solid performance for 2016. The hard work of our banking team has resulted in asset growth and improvements to net interest income and noninterest expense while maintaining noninterest income as a healthy percentage of total revenue."
Highlights for the nine months include:

•
During the nine months ended June 30, 2016, our net loan portfolio increased by $25.9 million, or 7.0% annualized growth. The portfolio growth consisted primarily of multifamily and commercial real estate loans. As a result of this loan growth, we experienced an increase in total interest and dividend income of $1.8 million, or 11.6%, to $17.1 million for the nine months ended June 30, 2016 compared to $15.3 million for the nine months ended June 30, 2015.

•
During the nine months ended June 30, 2016, our deposits increased by $32.5 million, or 8.2% annualized growth. Deposit growth and the use of long-term FHLB advances were the primary causes of an increase in total interest expense of $501,000, or 35.6%, to $1.9 million for the nine months ended June 30, 2016 compared to $1.4 million for the nine months ended June 30, 2015.

•
Net interest income increased $1.3 million, or 9.2%, to $15.2 million for the nine months ended June 30, 2016 compared to $13.9 million for the nine months ended June 30, 2015. Our net interest margin was 3.38% for the nine months ended June 30, 2016 compared to 3.41% for the nine months ended June 30, 2015. The average yield on interest-earning assets increased 5 basis points, primarily due to our loan growth, while our average cost of funds increased by 7 basis points. Our net interest margin declined as a result of the decrease in the ratio of interest-earning assets to interest-bearing liabilities to

101.65% for the nine months ended June 30, 2016 from 104.26% for the nine months ended June 30, 2015.

•	Non-performing assets decreased by $524,000, or 48.3%, to $562,000, or 0.08% of total assets, at June 30, 2016, compared to $1.1 million, or 0.17% of total assets, at September 30, 2015.

•	Classified assets decreased $2.0 million, or 48.8%, to $2.1 million, or 0.31% of total assets, at June 30, 2016, compared to $4.1 million, or 0.64% of total assets, at September 30, 2015.

•	Loans past due 30-89 days decreased $188,000, or 29.4%, to $451,000 at June 30, 2016 from $639,000 at September 30, 2015.

•	Annualized net charge-offs decreased to 0.02% of average loans for the nine months ended June 30, 2016, compared to 0.10% of average loans for the nine months ended June 30, 2015.

•
Due to the decrease in non-performing loans and the decrease in net charge-offs during the first nine months of 2016, the ratio of our allowance for loan losses to non-performing loans increased to 900.71% at June 30, 2016 compared to 572.60% at September 30, 2015.

•
Non-interest income was $4.6 million for the nine months ended June 30, 2016, compared to $4.9 million for the nine months ended June 30, 2015. Non-interest income represented 21.3% of total revenue for the nine months ended June 30, 2016 compared to 24.2% for the nine months ended June 30, 2015.

•
Non-interest expense was $14.8 million for the nine months ended June 30, 2016, compared to $16.4 million for the nine months ended June 30, 2015. Non-interest expense to average total assets was 2.93% for the nine months ended June 30, 2016 compared to 3.57% for the nine months ended June 30, 2015.

•
We have been an active buyer of our stock since the implementation of our first stock repurchase program in May 2014. For the nine months ended June 30, 2016, we purchased 237,015 shares at an average price of $19.14 per share. In total, since we began our stock repurchase programs in May 2014, we have repurchased 1,249,124 shares, or 24.3% of the shares outstanding as of May 12, 2014, at an average price of $17.12 per share over the life of the repurchase programs.

•
Our stock repurchase activity has reduced our average equity to average assets ratio to 11.15% at June 30, 2016 from 16.65% at March 31, 2014, the last quarter end before we began our first stock repurchase program. Additionally, our tangible book value per share increased by $1.09, or 6.0%, to $19.30 at June 30, 2016 from $18.21 at September 30, 2015. Based on our closing share price of $19.50 on June 30, 2016, our price to tangible book value was 101.0% compared to 97.9% at September 30, 2015 based on the closing share price of $17.82 at that date.

Highlights for the quarter include:

•
During the three months ended June 30, 2016, our net loan portfolio increased by $10.5 million, or 8.3% annualized growth. The loan portfolio growth consisted primarily of increases in multifamily and commercial real estate loans. Loan growth was the primary driver of an increase in total interest and dividend income of $58,000, or 1.0%, to $5.8 million for the three months ended June 30, 2016 compared to $5.7 million for the three months ended March 31, 2016 and an increase of $478,000, or 9.0%, compared to $5.3 million for the three months ended June 30, 2015.

•
During the three months ended June 30, 2016, our deposits increased by $13.3 million, or 9.7% annualized growth. Deposit growth and the use of long-term FHLB advances were the primary causes of the increase in total interest expense of $36,000, or 5.6%, to $677,000 for the three months ended June 30, 2016 compared to $641,000 for the three months ended March 31, 2016 and an increase of $159,000, or 30.7%, compared to $518,000 for the three months ended June 30, 2015.

•
Net interest income increased $22,000, or 0.4%, to $5.1 million for the three months ended March 31, 2016 compared to $5.1 million for the three months ended March 31, 2016 and an increase of $319,000, or 6.7%, compared to $4.8 million for the three months ended June 30, 2015. Our net interest margin was 3.33% for the three months ended June 30, 2016 compared to 3.39% for the three months ended March 31, 2016 and 3.40% for the three months ended June 30, 2015.

•
Non-performing assets were $562,000, or 0.08% of total assets, at June 30, 2016, compared to $447,000, or 0.07% of total assets, at March 31, 2016 and $2.5 million, or 0.39% of total assets, at June 30, 2015.

•
Classified assets held constant at $2.1 million, or 0.31% of total assets, at June 30, 2016, compared to $2.1 million, or 0.32% of total assets, at March 31, 2016 and $4.6 million, or 0.73% of total assets, at June 30, 2015.

•	Loans past due 30-89 days decreased $200,000, or 26.1%, to $451,000 at June 30, 2016 from $566,000 at March 31, 2016.

•
Annualized net charge-offs were 0.04% of average loans for the three months ended June 30, 2016, compared to 0.01% of average loans for the three months ended March 31, 2016 and 0.08% of average loans for the three months ended June 30, 2015.

•
Due to the increase in non-performing loans offset by the decrease in net charge-offs during the current year quarter, the ratio of our allowance for loan losses to non-performing loans decreased to 900.71% at June 30, 2016 compared to 1,087.92% at March 31, 2016.

•
Non-interest income was $1.6 million for the three months ended June 30, 2016, compared to $1.5 million for the three months ended March 31, 2016 and $1.6 million for the three months ended June 30, 2015. Non-interest income represented 23.46% of total revenue for the three months ended June 30, 2016, compared to 22.27% for the three months ended March 31, 2016 and 25.20% for the three months ended June 30, 2015.

•
Non-interest expense was $5.1 million for the three months ended June 30, 2016, compared to $5.0 million for the three months ended March 31, 2016 and $6.1 million for the three months ended June 30, 2015. Non-interest expense to average total assets was 2.96% for the three months ended June 30, 2016, compared to 2.95% for the three months ended March 31, 2016 and 3.83% for the three months ended June 30, 2015.

•	During the quarter, we continued our stock repurchase programs. For the three months ended June 30, 2016, we purchased 66,383 shares at an average price of $19.58 per share.

About Westbury Bancorp, Inc.
Westbury Bancorp, Inc. is the holding company for Westbury Bank. The Company's common shares are traded on the Nasdaq Capital Market under the symbol “WBB”.
Westbury Bank is an independent community bank serving communities in Washington, Waukesha, Dane and Outagamie Counties through its eight full service offices and two loan production offices providing deposit and loan services to individuals, professionals and businesses throughout its markets.

Forward-Looking Information
Information contained in this press release, other than historical information, may be considered forward-looking in nature as defined by the Private Securities Litigation Reform Act of 1995 and is subject to various risks, uncertainties, and assumptions. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company's operations and business environment. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition, the demand for the Company’s products and services, the Company's ability to maintain current deposit and loan levels at current interest rates, deteriorating credit quality, including changes in the interest rate environment reducing interest margins, changes in prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions, the Company's ability to maintain required capital levels and adequate sources of funding and liquidity, the Company's ability to secure confidential information through the use of computer systems and telecommunications networks, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.
___________________________________
WEBSITE: www.westburybankwi.com
Contact:    Kirk Emerich - Executive Vice President and CFO
Greg Remus - President and CEO
262-334-5563

	At or For the Three Months Ended:
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Selected Financial Condition Data:	(Dollars in thousands)
Total assets	$670,778	$655,107	$670,577	$638,929	$629,380
Loans receivable, net	519,332	508,800	496,545	493,425	486,497
Allowance for loan losses	5,062	4,863	4,747	4,598	4,536
Securities available for sale	87,254	81,936	84,237	80,286	79,450
Total liabilities	591,696	576,499	591,459	560,117	552,379
Deposits	563,515	550,217	556,144	531,020	522,031
Stockholders' equity	79,082	78,608	79,118	78,812	77,001

Asset Quality Ratios:
Non-performing assets to total assets	0.08%	0.07%	0.11%	0.17%	0.39%
Non-performing loans to total loans	0.11%	0.09%	0.11%	0.16%	0.21%
Total classified assets to total assets	0.31%	0.32%	0.36%	0.64%	0.73%
Allowance for loan losses to non-performing loans	900.71%	1087.92%	863.09%	572.60%	434.90%
Allowance for loan losses to total loans	0.96%	0.95%	0.95%	0.92%	0.92%
Net charge-offs to average loans (annualized)	0.04%	0.01%	—%	0.07%	0.08%

Capital Ratios:
Average equity to average assets	11.15%	11.48%	11.83%	11.98%	12.48%
Equity to total assets at end of period	11.79%	12.00%	11.80%	12.34%	12.23%
Total capital to risk-weighted assets (Bank only)	12.99%	13.17%	12.99%	13.12%	13.50%
Tier 1 capital to risk-weighted assets (Bank only)	12.08%	12.26%	12.09%	12.25%	12.61%
Tier 1 capital to average assets (Bank only)	9.87%	9.90%	9.77%	10.01%	10.26%
CET1 capital to risk-weighted assets (Bank only)	12.08%	12.26%	12.09%	12.25%	12.61%

	Three Months Ended:		Nine Months Ended:
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Selected Operating Data:	(in thousands)
Interest and dividend income	$5,763	$5,285	$17,063	$15,285
Interest expense	677	518	1,908	1,407
Net interest income	5,086	4,767	15,155	13,878
Provision for loan losses	250	150	525	800
Net interest income after provision for loan losses	4,836	4,617	14,630	13,078
Service fees on deposit accounts	975	1,081	3,000	3,236
Other non-interest income	584	525	1,615	1,655
Total non-interest income	1,559	1,606	4,615	4,891

Salaries, employee benefits, and commissions	2,545	2,476	7,451	7,422
Occupancy and furniture and equipment	428	450	1,290	1,376
Data processing	781	831	2,300	2,404
Net loss (gain) from operations and sale of foreclosed real estate	(8)	316	5	495
Valuation loss on real estate held for sale	90	—	137	—
Branch realignment	—	250	—	250
Buyout of service contract	—	350	—	350
Other non-interest expense	1,243	1,392	3,633	4,095
Total non-interest expense	5,079	6,065	14,816	16,392
Income before income tax expense	1,316	158	4,429	1,577
Income tax expense	410	48	1,611	536
Net income	$906	$110	$2,818	$1,041

	At or For the Three Months Ended:
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Selected Operating Data:	(in thousands)
Interest and dividend income	$5,763	$5,705	$5,595	$5,495	$5,285
Interest expense	677	641	590	552	518
Net interest income	5,086	5,064	5,005	4,943	4,767
Provision for loan losses	250	125	150	150	150
Net interest income after provision for loan losses	4,836	4,939	4,855	4,793	4,617
Service fees on deposit accounts	975	947	1,078	1,066	1,081
Other non-interest income	584	504	527	767	525
Total non-interest income	1,559	1,451	1,605	1,833	1,606

Salaries, employee benefits, and commissions	2,545	2,542	2,364	2,703	2,476
Occupancy and furniture and equipment	428	443	419	435	450
Data processing	781	772	747	815	831
Net loss (gain) from operations and sale of foreclosed real estate	(8)	—	13	323	316
Valuation loss on real estate held for sale	90	—	47	975	—
Branch realignment	—	—	—	1	250
Buyout of service contract	—	—	—	—	350
Other non-interest expense	1,243	1,195	1,195	1,329	1,392
Total non-interest expense	5,079	4,952	4,785	6,581	6,065
Income before income tax expense	1,316	1,438	1,675	45	158
Income tax expense (benefit)	410	565	636	(2,438)	48
Net income	$906	$873	$1,039	$2,483	$110

	At or For the Three Months Ended		At or For the Nine Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Selected Financial Performance Ratios:
Return on average assets	0.53%	0.07%	0.56%	0.23%
Return on average equity	4.74%	0.56%	4.86%	1.66%
Interest rate spread	3.32%	3.39%	3.37%	3.39%
Net interest margin	3.33%	3.40%	3.38%	3.41%
Non-interest expense to average total assets	2.96%	3.83%	2.93%	3.57%
Average interest-earning assets to average interest-bearing liabilities	101.61%	102.49%	101.65%	104.26%

Per Share and Stock Market Data:
Net income per common share	$0.25	$0.03	$0.76	$0.25
Basic weighted average shares outstanding	3,625,661	3,900,866	3,709,768	4,217,149
Book value per share - excluding unallocated ESOP shares	$20.98	$19.05	$20.98	$19.05
Book value per share - including unallocated ESOP shares	$19.30	$17.49	$19.30	$17.49
Closing market price	$19.50	$17.33	$19.50	$17.33
Price to book ratio - excluding unallocated ESOP shares	92.95%	90.97%	92.95%	90.97%
Price to book ratio - including unallocated ESOP shares	101.04%	99.09%	101.04%	99.09%